Exhibit 99.1
COMPANY CONTACT
Chris King
(240) 744-1150
FOR IMMEDIATE RELEASE
MONDAY, JULY 25, 2011
DIAMONDROCK HOSPITALITY COMPANY REPORTS SECOND QUARTER RESULTS
BETHESDA, Maryland, Monday July 25, 2011 — DiamondRock Hospitality Company (the “Company”) (NYSE: DRH) today announced results of operations for its second fiscal quarter ending June 17, 2011. The Company is a lodging focused real estate investment trust that owns 26 premium hotels in North America and holds a senior mortgage loan secured by another premium hotel.
Second Quarter 2011 Highlights
•	Pro Forma RevPAR: The Company’s Pro Forma RevPAR was $124.03, an increase of 6.4% from the comparable period in 2010. Pro Forma RevPAR is calculated for the 25 hotels owned by the Company as of June 17, 2011 as if these hotels were owned since January 1, 2010 but excludes the operating results of the Frenchman’s Reef & Morning Star Marriott Beach Resort due to the impact of the ongoing extensive renovation of the hotel in 2011.
•	Pro Forma Hotel Adjusted EBITDA Margins: The Company’s Pro Forma Hotel Adjusted EBITDA margin was 27.87%, an increase of 104 basis points from the comparable period in 2010. Pro Forma Hotel Adjusted EBITDA margin is calculated for the 25 hotels owned by the Company as of June 17, 2011 as if these hotels were owned since January 1, 2010 but excludes the operating results of the Frenchman’s Reef & Morning Star Marriott Beach Resort.
•	Adjusted EBITDA: The Company’s Adjusted EBITDA was $41.1 million.
•	Adjusted FFO: The Company’s Adjusted FFO was $25.6 million and Adjusted FFO per diluted share was $0.15.
•	Acquisition of the JW Marriott Denver: On May 19, 2011, the Company acquired the JW Marriott Denver at Cherry Creek for approximately $74 million.
•	Acquisition of the Lexington Hotel NYC: On June 1, 2011, the Company acquired the Lexington Hotel New York for approximately of $337 million.
•	Acquisition of the Courtyard Denver: On July 22, 2011, the Company acquired the Courtyard Denver Downtown for approximately $46 million.
•	Hilton Minneapolis Mortgage Loan: On April 15, 2011, the Company received $100 million of proceeds from a new non-recourse loan secured by the Hilton Minneapolis.
•	Credit Facility Amendment: On June 2, 2011, the Company amended its $200 million corporate credit facility to reduce the interest rate, lower certain fees, and extend the term for an additional year.
•	Dividends: The Company declared a quarterly dividend of $0.08 per share during the second quarter.

Mark W. Brugger, Chief Executive Officer of DiamondRock Hospitality Company, stated, “The second quarter represented the continued successful execution of our strategy and evidenced both strong internal and external growth for DiamondRock. Our operating results reflect strengthening of lodging fundamentals, which should continue to be strong against a comparison to cyclical trough results as well as constrained new hotel supply. Since last year, we have completed or committed $900 million of high-quality investments with more than half of those investments in Midtown New York. We continue to see excellent acquisition opportunities but remain focused on maximizing value from our existing portfolio.”
“We are pleased with our portfolio’s room revenue performance, particularly in light of difficult comparisons and convention calendar challenges in our two largest group markets, Chicago and Boston. Group booking pace in these two key markets is up over 8% for the balance of 2011 and 14% for 2012. Overall margin expansion was strong as our cost containment efforts maintained profits even as group banquet contribution moderated,” stated John Williams, President and Chief Operating Officer of DiamondRock Hospitality Company. “Our $45 million repositioning of Frenchman’s Reef is currently on-time and on-budget, albeit with estimated operating profit displacement increasing $1 million as we temporarily added costs to keep our customers happy during the renovation. The group meeting planner reaction has been better than expected and group pace is up 20% in the fourth quarter of 2011 and 55% for 2012.”
Operating Results
Please see “Certain Definitions” and “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margins,” “FFO” and “Adjusted FFO.” Moreover, the discussions of “Pro Forma RevPAR” and “Pro Forma Hotel Adjusted EBITDA Margins” assume the 25 hotels owned by the Company as of June 17, 2011 were owned since January 1, 2010 but exclude the operating results of the Frenchman’s Reef & Morning Star Marriott Beach Resort (“Frenchman’s Reef”) due to the impact of the extensive renovation of the hotel in 2011, which includes partial closure of the hotel.
For the second quarter beginning March 26, 2011 and ending June 17, 2011, the Company reported the following:
•	Pro Forma RevPAR increase of 6.4% and Pro Forma Hotel Adjusted EBITDA margin increase of 104 basis points compared to the comparable period in 2010.
•	Revenues of $169.5 million compared to $151.1 million for the comparable period in 2010.
•	Adjusted EBITDA of $41.1 million compared to $35.8 million for the comparable period in 2010.
•	Adjusted FFO of $25.6 million and Adjusted FFO per diluted share of $0.15 based on 167.4 million diluted weighted average shares compared to $21.6 million and $0.16, respectively, for the comparable period in 2010.
•	Net loss of $0.6 million (or $0.00 per diluted share) compared to net income of $0.8 million (or $0.01 per diluted share) for the comparable period in 2010.
The second quarter Pro Forma RevPAR increase of 6.4% (from $116.60 to $124.03) was driven by a 4.2% increase in the average daily rate (from $157.14 to $163.78) and a 1.5 percentage point increase in occupancy (from 74.2 percent to 75.7 percent). Second quarter Pro Forma Hotel Adjusted EBITDA margins increased 104 basis points (from 26.83% to 27.87%) from the comparable period in 2010.
For the period from January 1, 2011 to June 17, 2011, the Company reported the following:
•	Pro Forma RevPAR increase of 5.6% and Pro Forma Hotel Adjusted EBITDA margin increase of 82 basis points compared to the comparable period in 2010.
•	Revenues of $291.8 million compared to $264.0 million for the comparable period in 2010.

•	Adjusted EBITDA of $59.9 million compared to $54.3 million for the comparable period in 2010.
•	Adjusted FFO of $37.4 million and Adjusted FFO per diluted share of $0.23 based on 165.7 million diluted weighted average shares compared to $33.6 million and $0.25, respectively, for the comparable period in 2010.
•	Net loss of $11.6 million (or $0.07 per diluted share) compared to $7.5 million (or $0.06 per diluted share) for the comparable period in 2010.
The year-to-date Pro Forma RevPAR increase of 5.6% (from $104.33 to $110.19) was driven by a 4.4% increase in the average daily rate (from $148.09 to $154.56) and a 0.8 percentage point increase in occupancy (from 70.5 percent to 71.3 percent). Year-to-date Pro Forma Hotel Adjusted EBITDA margins increased 82 basis points (from 22.68% to 23.50%) from the comparable period in 2010.
Hotel Acquisitions
JW Marriott Denver Cherry Creek. On May 19, 2011, the Company completed the acquisition of the 196-room JW Marriott Denver Cherry Creek for approximately $74 million. The acquisition was funded with corporate cash and the assumption of a $42.4 million mortgage loan. The mortgage loan bears a fixed interest rate of 6.47% and matures in July 2015. The JW Marriott was acquired at an 11.5 times multiple of 2012 forecasted EBITDA. The hotel is consistently the market leader among its competitive set and is well-positioned to continue capturing Denver’s high-end demand. Earlier this year, the JW Marriott completed a $5.0 million renovation of its guestrooms, which feature four-fixture marble bathrooms, the hotel’s 8,400 square feet of meeting space and new state-of-the-art fitness center. With luxury finishes and a 2011 RevPAR of $165, this acquisition enhances the overall quality of the DiamondRock portfolio. The Company entered into a new management agreement with Sage Hospitality to continue managing the hotel. The Company is also investigating a potentially valuable return on investment opportunity to enhance the meeting space at the hotel.
The Lexington Hotel New York City. On June 1, 2011, the Company completed the acquisition of the 712-room Lexington Hotel New York for approximately $337 million. The acquisition was funded with corporate cash and a $115 million draw on the Company’s credit facility. The Lexington Hotel was acquired at a 13.5 times multiple of 2012 forecasted EBITDA. The hotel’s forecasted 2011 RevPAR of $198 is over 60% above the Company’s portfolio average and the hotel is expected to generate Hotel Adjusted EBITDA margins that are over 1200 basis points higher than the portfolio average. The acquisition provides the Company with additional exposure to the dynamic Manhattan market and offers rebranding potential. The Company entered into a new management agreement with Highgate Hotels to continue managing the hotel. The Company is currently exploring opportunities to create significant value by re-branding and/or repositioning the hotel.
Courtyard Denver Downtown. On July 22, 2011, the Company completed the acquisition of the 177-room Courtyard Denver Downtown for approximately $46 million. The acquisition was funded with corporate cash, a draw on the Company’s credit facility and the assumption of a $27.2 million mortgage loan. The loan bears interest at 6.26% and is prepayable beginning in February 2012. The hotel is consistently ranked first in its competitive set of downtown Denver hotels. The hotel, created from a conversion of a historic department store, enjoys a superb location in downtown Denver and is centrally located on the 16th Street Pedestrian Mall in the heart of Denver’s Central Business District. With its premier location and strong brand, the hotel is able to charge full-service average daily rates with the lower limited—service cost structure. The hotel has achieved a RevPAR premium to the nearest full-service Marriott for seven consecutive years. Earlier this year, the hotel completed an extensive guest room renovation and is in excellent physical condition. The Company expects the hotel to generate 2012 EBITDA of approximately $3.8 million.

Credit Facility Amendment
On June 2, 2011, the Company amended its $200 million corporate credit facility. The amendment removed the LIBOR floor from the interest rate on borrowings, lowered unused fees and reduced the cost to extend the credit facility. Interest continues to accrue on borrowings at varying rates, based upon LIBOR plus an applicable margin. The applicable margin is now based on the Company’s ratio of net indebtedness to EBITDA. In addition, the maturity date of the credit facility was extended by one year to August 2014. The Company has an additional one year extension option to August 2015, subject to the satisfaction of customary conditions and the payment of applicable fees. At the end of the second fiscal quarter, the Company had $115 million in outstanding borrowings on the credit facility bearing interest at 2.45%. Subsequent to the end of the second fiscal quarter, the Company borrowed an additional $15 million on the credit facility to fund a portion of its acquisition of the Courtyard Denver Downtown. Based on the Company’s current ratio of net indebtedness to EBITDA, future borrowings under the facility are expected to bear interest at LIBOR plus 300 basis points.
Hilton Minneapolis Financing
On April 15, 2011, the Company completed a new $100 million non-recourse loan secured by the Hilton Minneapolis. The loan has a 10-year term, bears interest at an annual fixed rate of 5.46% and amortizes on a 25-year schedule. The Company acquired the Hilton Minneapolis in June 2010 for approximately $157 million and the hotel was previously unencumbered by debt. The Company used the proceeds from this loan toward the purchase of the Lexington Hotel New York.
Dividends
The Company’s Board of Directors declared a quarterly dividend of $0.08 per share to stockholders of record as of June 17, 2011. The dividend was paid on June 27, 2011.
Conrad Chicago Performance Termination
The Conrad Chicago failed the performance criteria under the Company’s management agreement with Hilton. The Company is currently in negotiations with Hilton and other global brand companies about the optimal long-term solution for the branding and management of the hotel.
Capital Expenditures
During 2011, the Company plans to commence or complete approximately $65 million of capital improvements, approximately $40 million of which will be funded from corporate cash and the remainder from restricted cash (reserves held by hotel managers). The Company’s estimated 2011 capital expenditures include approximately $37 million for the 2011 portion of the Frenchman’s Reef capital investment program ($32 million from corporate cash and existing property reserves and $5 million from Marriott). The Company has spent approximately $21.3 million on capital improvements as of June 17, 2011.
The Company is continuing to execute on the comprehensive $45 million capital investment program at Frenchman’s Reef. The majority of the renovation and repositioning program commenced in early May 2011 when two of the resort’s four buildings (representing approximately 300 guestrooms) closed. The Company currently expects $6.5 million of renovation disruption from the project. The renovation disruption estimate is $1.0 million above the Company’s estimate at the end of the first fiscal quarter due to the hotel expecting to incur incremental operating cost during the renovation which will include costs to resolve guest satisfaction during the construction period and additional energy costs.
Allerton Hotel Mortgage Loan Update
The Company holds the senior mortgage loan secured by the Allerton Hotel, located in downtown Chicago, Illinois. The loan matured in January 2010 and is in default. On May 5, 2011, the borrower under the loan filed for bankruptcy protection in the Northern District of Illinois. The senior mortgage loan held by the Company is secured by substantially all of the assets of the borrower, including, without limitation, the Allerton Hotel. The filing of the bankruptcy case had the effect of, among other things, automatically staying the foreclosure proceedings that the Company had previously filed against the borrower. While the Company intends to continue to vigorously pursue its rights in the bankruptcy case, it is too early in the process to determine the likelihood of potential outcomes.

Due to the uncertainty of the timing and amount of cash payments expected, the Company is not currently accruing any interest income on the Allerton loan. However, the Company includes all cash received from the borrower in its calculations of Adjusted EBITDA and Adjusted FFO. As of June 17, 2011, the Company had received cash interest payments from the borrower of $0.6 million. Subsequent to June 17, 2011, the Company received cash interest payments of $0.5 million. The Company’s 2011 Adjusted EBITDA and Adjusted FFO guidance assumes $3.0 million of cash interest payments received in 2011 on the Allerton loan.
Balance Sheet
As of June 17, 2011, the Company had $20.9 million of unrestricted cash on hand and $1.0 billion of debt outstanding, which consists of $921.1 million of fixed rate, property-specific mortgage debt with no near-term maturities and $115 million of outstanding borrowings on the Company’s corporate credit facility. Twelve of the Company’s 25 hotels owned at the end of the second fiscal quarter are unencumbered by mortgage debt.
The Company continues to maintain its straightforward capital structure. The Company has no preferred equity outstanding and continues to own 100% of its properties directly.
Outlook and Guidance
The Company is providing guidance, but does not undertake to update it for any developments in its business. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the Securities and Exchange Commission. The RevPAR guidance assumes that all of the Company’s 26 hotels were owned since January 1, 2010 but excludes Frenchman’s Reef for all of 2011 because it is partially closed for the renovation.
The Company is revising its full year 2011 guidance to incorporate the acquisitions of the JW Marriott Denver, Lexington Hotel New York and Courtyard Denver. In addition, the Company is currently maintaining its expectation of receiving $3 million in cash interest payments from the Allerton Hotel mortgage loan. The Company expects full year results as follows:
•	RevPAR to increase 6 percent to 8 percent.
•	Adjusted EBITDA of $172 million to $177 million, which assumes $6.5 million of renovation disruption from the Frenchman’s Reef repositioning project.
•	Adjusted FFO of $111 million to $116 million, which assumes income tax expense to range from $6 million to $7 million.
•	Adjusted FFO per share of $0.66 to $0.69 based on 167.5 million diluted weighted average shares.
Earnings Call
The Company will host a conference call to discuss its second quarter results on Monday, July 25, 2011, at 5:00 p.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 866-788-0542 (for domestic callers) or 857-350-1680 (for international callers). The participant passcode is 74146995. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com. A replay of the webcast will also be archived on the website for one year.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of premium hotel properties. The Company owns 26 premium hotels with approximately 12,000 rooms and holds the senior mortgage loan on another premium hotel. The Company’s hotels are generally operated under globally recognized brands such as Hilton, Marriott, and Westin. For further information, please visit DiamondRock Hospitality Company’s website at www.drhc.com.
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; risks associated with the bankruptcy proceedings on the Allerton Hotel; risks associated with the development of a hotel by a third-party developer; risks associated with the ongoing renovation and repositioning of the Frenchman’s Reef & Morning Star Marriott Beach Resort and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.
Reporting Periods for Statement of Operations
The results reported in the Company’s consolidated statements of operations are based on results of its hotels reported by hotel managers. The Company’s hotel managers use different reporting periods. Marriott International, the manager of most of the Company’s properties, uses a fiscal year ending on the Friday closest to December 31 and reports 12 weeks of operations for the first three quarters and 16 or 17 weeks for the fourth quarter of the year for its domestic managed hotels. In contrast, Marriott International for its non-domestic hotels (including Frenchman’s Reef), Davidson Hotel Company, manager of the Westin Atlanta North, Vail Resorts, manager of the Vail Marriott, Hilton Hotels Corporation, manager of the Conrad Chicago and the Hilton Minneapolis, Westin Hotel Management, L.P., manager of the Westin Boston Waterfront, Alliance Hospitality Management, manager of the Hilton Garden Inn Chelsea, Sage Hospitality, manager of the JW Marriott Denver Cherry Creek and the Courtyard Denver, and Highgate Hotels, manager of the Lexington Hotel, report results on a monthly basis. Additionally, the Company, as a REIT, is required by U.S. federal tax laws to report results on a calendar year basis. As a result, the Company has adopted the reporting periods used by Marriott International for its domestic hotels, except that the fiscal year always ends on December 31 to comply with REIT rules. The first three fiscal quarters end on the same day as Marriott International’s fiscal quarters but the fourth quarter ends on December 31 and full year results, as reported in the statement of operations, always include the same number of days as the calendar year.
Two consequences of the reporting cycle the Company has adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) the first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years.

While the reporting calendar the Company adopted is more closely aligned with the reporting calendar used by the manager of most of its properties, one final consequence of the calendar is the Company is unable to report any results for Frenchman’s Reef, Westin Atlanta North, Vail Marriott, Conrad Chicago, Westin Boston Waterfront, Hilton Minneapolis, Hilton Garden Inn Chelsea, JW Marriott Denver Cherry Creek, Courtyard Denver or the Lexington Hotel for the month of operations that ends after its fiscal quarter-end because none of Vail Resorts, Davidson Hotel Company, Hilton Hotels Corporation, Westin Hotel Management, L.P., Alliance Hospitality Management, Sage Hospitality, Highgate Hotels and Marriott International (for international hotels) make mid-month results available. As a result, the quarterly results of operations include results from these hotels as follows: first quarter (January and February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.
Ground Leases
Five of the Company’s hotels are subject to ground leases: Bethesda Marriott Suites, Courtyard Manhattan Fifth Avenue, Salt Lake City Downtown Marriott, Westin Boston Waterfront and Hilton Minneapolis. In addition, part of a parking structure at a sixth hotel and the golf courses at two additional hotels are also subject to ground leases. In accordance with U.S. GAAP, the Company records rent expense on a straight-line basis for ground leases that provide minimal rental payments that increase in pre-established amounts over the remaining term of the ground lease. For the second quarter 2011, contractual cash rent payable on the ground leases totaled $1.8 million and the Company recorded approximately $3.5 million in ground rent expense. The non-cash portion of ground rent expense recorded for the second quarter 2011 was $1.7 million. The Company’s 2011 guidance assumes ground rent expense of approximately $14 million, which consists of approximately $7 million of contractual ground rent and non-cash ground rent of approximately $7 million.

DIAMONDROCK HOSPITALITY COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 17, 2011 and December 31, 2010
(in thousands, except share amounts)

	June 17, 2011	December 31, 2010
	(Unaudited)
ASSETS

Property and equipment, at cost	$2,901,026	$2,468,289
Less: accumulated depreciation	(439,324)	(396,686)

	2,461,702	2,071,603

Deferred financing costs, net	6,935	5,492
Restricted cash	75,812	51,936
Due from hotel managers	60,340	50,715
Note receivable	57,346	57,951
Favorable lease assets, net	43,825	42,622
Prepaid and other assets	75,232	50,089
Cash and cash equivalents	20,918	84,201

Total assets	$2,802,110	$2,414,609

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Mortgage debt	$921,094	$780,880
Senior unsecured credit facility	115,000	—

Total debt	1,036,094	780,880

Deferred income related to key money, net	20,564	19,199
Unfavorable contract liabilities, net	82,923	83,613
Due to hotel managers	37,408	36,168
Dividends declared and unpaid	13,549	—
Accounts payable and accrued expenses	87,827	81,232

Total other liabilities	242,271	220,212

Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 200,000,000 shares authorized; 167,385,657 and 154,570,543 shares issued and outstanding at June 17, 2011 and December 31, 2010, respectively	1,674	1,546
Additional paid-in capital	1,706,887	1,558,047
Accumulated deficit	(184,816)	(146,076)

Total stockholders’ equity	1,523,745	1,413,517

Total liabilities and stockholders’ equity	$2,802,110	$2,414,609

DIAMONDROCK HOSPITALITY COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Fiscal Quarters Ended June 17, 2011 and June 18, 2010 and
the Periods from January 1, 2011 to June 17, 2011 and January 1, 2010 to June 18, 2010
(in thousands, except per share amounts)

	Fiscal Quarter	Fiscal Quarter	Period from	Period from
	Ended	Ended	January 1, 2011 to	January 1, 2010 to
	June 17, 2011	June 18, 2010	June 17, 2011	June 18, 2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:

Rooms	$111,866	$95,730	$191,184	$167,378
Food and beverage	49,432	47,699	86,466	83,250
Other	8,207	7,696	14,122	13,324

Total revenues	169,505	151,125	291,772	263,952

Operating Expenses:

Rooms	28,534	24,458	51,243	44,530
Food and beverage	33,210	31,490	60,252	56,215
Management fees	6,987	5,482	10,389	8,554
Other hotel expenses	58,211	51,990	105,931	96,619
Depreciation and amortization	21,682	19,074	43,034	37,981
Hotel acquisition costs	1,904	337	2,159	337
Corporate expenses	4,373	3,560	8,448	6,911

Total operating expenses	154,901	136,391	281,456	251,147

Operating income	14,604	14,734	10,316	12,805

Other Expenses (Income):

Interest income	(268)	(286)	(565)	(367)
Interest expense	12,340	11,089	23,483	19,215

Total other expenses	12,072	10,803	22,918	18,848

Income (loss) before income taxes	2,532	3,931	(12,602)	(6,043)

Income tax (expense) benefit	(3,088)	(3,092)	1,003	(1,462)

Net (loss) income	$(556)	$839	$(11,599)	$(7,505)

Earnings (loss) per share:

Basic and diluted earnings (loss) per share	$—	$0.01	$(0.07)	$(0.06)

Non-GAAP Financial Measures
The Company uses the following four non-GAAP financial measures that it believes are useful to investors as key measures of its operating performance: (1) EBITDA, (2) FFO, (3) Adjusted EBITDA and (4) Adjusted FFO.
EBITDA represents net (loss) income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company believes EBITDA is useful to an investor in evaluating its operating performance because it helps investors evaluate and compare the results of its operations from period to period by removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization) from its operating results. The Company also uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

	Historical (in 000s)
	Fiscal Quarter Ended		Period From
			January 1, 2011 to	January 1, 2010 to
	June 17, 2011	June 18, 2010	January 17, 2011	January 18, 2010
Net (loss) income	$(556)	$839	$(11,599)	$(7,505)
Interest expense	12,340	11,089	23,483	19,215
Income tax expense (benefit)	3,088	3,092	(1,003)	1,462
Depreciation and amortization	21,682	19,074	43,034	37,981

EBITDA	$36,554	$34,094	$53,915	$51,153

	Full Year Forecast 2011 (in 000s)
	Low End	High End
Net (loss) income	$(1,164)	$4,836
Interest expense	55,000	54,000
Income tax expense	6,000	7,000
Depreciation and amortization	101,000	100,000

EBITDA	$160,836	$165,836

The Company computes FFO in accordance with standards established by NAREIT, which defines FFO as net (loss) income determined in accordance with GAAP, excluding gains (losses) from sales of property, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company’s operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. The Company also uses FFO as one measure in assessing its results.

	Historical (in 000s)
	Fiscal Quarter Ended		Period From
			January 1, 2011 to	January 1, 2010 to
	June 17, 2011	June 18, 2010	January 17, 2011	January 18, 2010
Net (loss) income	$(556)	$839	$(11,599)	$(7,505)
Real estate related depreciation	21,682	19,074	43,034	37,981

FFO	21,126	19,913	31,435	30,476

FFO per share (basic and diluted)	$0.13	$0.14	$0.19	$0.23

	Full Year Forecast 2011 (in 000s)
	Low End	High End
Net income	$(1,164)	$4,836
Depreciation and amortization	101,000	100,000

FFO	$99,836	$104,836

FFO per share (basic and diluted)	$0.60	$0.63

The Company also evaluates its performance by reviewing Adjusted EBITDA and Adjusted FFO because it believes that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information regarding the Company’s ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), is beneficial to a complete understanding of the Company’s operating performance. The Company adjusts EBITDA and FFO for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDA and Adjusted FFO:
•	Non-Cash Ground Rent: The Company excludes the non-cash expense incurred from straight lining the rent from its ground lease obligations and the non-cash amortization of its favorable lease assets.
•	The impact of the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the Company’s acquisitions of the Bethesda Marriott Suites, the Chicago Marriott Downtown, the Renaissance Charleston and the Radisson Lexington. The amortization of the unfavorable contract liabilities does not reflect the underlying performance of the Company.
•	Cumulative effect of a change in accounting principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. The Company excludes these one-time adjustments because they do not reflect its actual performance for that period.
•	Gains from Early Extinguishment of Debt: The Company excludes the effect of gains recorded on the early extinguishment of debt because it believes that including them in EBITDA and FFO is not consistent with reflecting the ongoing performance of its hotels.
•	Impairment Losses: The Company excludes the effect of impairment losses recorded because it believes that including them in EBITDA and FFO is not consistent with reflecting the ongoing performance of its assets. In addition, the Company believes that impairment charges are similar to depreciation expense, which is also excluded from EBITDA and FFO.
•	Gains or Losses on Dispositions: The Company excludes the effect of gains or losses on dispositions from EBITDA because it believes that including them is not consistent with reflecting the ongoing performance of its remaining assets. In addition, gains and losses on dispositions are excluded from the calculation of FFO in accordance with NAREIT standards.
•	Acquisition Costs: The Company excludes acquisition transaction costs expensed during the period because it believes that including these costs in EBITDA and FFO is not consistent with the underlying performance of the Company.
•	Mortgage Loan Interest Payments Received: The Company includes cash payments received on its senior loan secured by the Allerton Hotel in Adjusted EBITDA and Adjusted FFO. GAAP requires the Company to record the cash received from the borrower as a reduction of its basis in the mortgage loan due to the uncertainty over the timing and amount of cash payments on the loan. The Company believes that these cash payments reflect its return on its investment in the mortgage loan and should be included in Adjusted EBITDA and Adjusted FFO as they relate to the operating performance of the Company.
•	Other Non-Cash and /or Unusual Items: The Company excludes the effect of certain non-cash and/or unusual items because it believes that including these costs in EBITDA and FFO is not consistent with the underlying performance of the Company. During the second fiscal quarter ended June 17, 2011 the Company accrued for the net repayment of key money to Hilton in conjunction with entering into a termination agreement for the Conrad Chicago. The Company excluded this unusual cost from EBITDA and FFO because it believes that including it would not be consistent with reflecting the ongoing performance of its asset.

	Historical (in 000s)
	Fiscal Quarter Ended		Period From
			January 1, 2011	January 1, 2010
	June 17, 2011	June 18, 2010	to June 17, 2011	to June 18, 2010
EBITDA	$36,554	$34,094	$53,915	$51,153
Non-cash ground rent	1,655	1,777	3,221	3,566
Non-cash amortization of unfavorable contract liabilities	(426)	(397)	(852)	(794)
Accrual for net key money repayment	864	—	864	—
Mortgage loan cash payments	505	—	605	—
Acquisition costs	1,904	337	2,159	337

Adjusted EBITDA	$41,056	$35,811	$59,912	$54,262

	Forecast Full Year 2011 (in 000s)
	Low End	High End
EBITDA	$160,836	$165,836
Non-cash ground rent	6,600	6,600
Non-cash amortization of unfavorable contract liabilities	(1,800)	(1,800)
Accrual for net key money repayment	864	864
Mortgage loan cash payments	3,000	3,000
Acquisition costs	2,500	2,500

Adjusted EBITDA	$172,000	$177,000

	Historical (in 000s)
	Fiscal Quarter Ended		Period From
			January 1, 2011	January 1, 2010
	June 17, 2011	June 18, 2010	to June 17, 2011	to June 18, 2010
FFO	$21,126	$19,913	$31,435	$30,476
Non-cash ground rent	1,655	1,777	3,221	3,566
Non-cash amortization of unfavorable contract liabilities	(426)	(397)	(852)	(794)
Accrual for net key money repayment	864	—	864	—
Mortgage loan cash payments	505	—	605	—
Acquisition costs	1,904	337	2,159	337

Adjusted FFO	$25,628	$21,630	$37,432	$33,585

Adjusted FFO per share (basic and diluted)	$0.15	$0.16	$0.23	$0.25

	Forecast Full Year 2011 (in 000s)
	Low End	High End
FFO	$99,836	$104,836
Non-cash ground rent	6,600	6,600
Non-cash amortization of unfavorable contract liabilities	(1,800)	(1,800)
Accrual for net key money repayment	864	864
Acquisition costs	3,000	3,000
Mortgage loan cash payments	2,500	2,500

Adjusted FFO	$111,000	$116,000

Adjusted FFO per share (diluted)	$0.66	$0.69

Reconciliation of Estimated Net Income to Estimated EBITDA for the Courtyard Denver Downtown (000s)

2012
Full Year

Estimated Net Income (Loss)	$1,400
Income Tax Expense	100
Depreciation Expense	1,300
Interest Expense	1,000

Estimated EBITDA	$3,800

Quarterly Pro Forma Financial Information
The following table is presented to provide investors with selected historical quarterly operating information to include the operating results for all of the Company’s 26 hotels as if they were owned since January 1, 2010 but exclude Frenchman’s Reef due to the impact of its extensive renovation.

	Quarter 2, 2010	Quarter 3, 2010	Quarter 4, 2010	Full Year 2010	Quarter 1, 2011
RevPAR	$116.71	$117.63	$118.76	$112.11	$94.36
Revenues (in thousands)	$171,623	$166,670	$227,497	$685,324	$121,574
Hotel Adjusted EBITDA (in thousands)	$46,378	$44,326	$66,712	$177,626	$20,960
% of Full Year	26.1%	25.0%	37.6%	100.0%	10.8%
Hotel Adjusted EBITDA Margin	27.02%	26.60%	29.32%	25.92%	17.24%
Available Rooms	982,360	982,360	1,307,402	4,133,444	854,009
Certain Definitions
In this release, when we discuss “Hotel Adjusted EBITDA,” we exclude from Hotel EBITDA the non-cash expense incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets, the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the acquisitions of the Bethesda Marriott Suites, the Chicago Marriott Downtown, the Renaissance Charleston and the Radisson Lexington. Hotel EBITDA represents hotel net income excluding: (1) interest expense; (2) income taxes; and (3) depreciation and amortization. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. Net debt is calculated as total debt outstanding less unrestricted cash.

DIAMONDROCK HOSPITALITY COMPANY
PRO FORMA HOTEL OPERATING DATA (1)
Schedule of Property Level Results
(in thousands)
(unaudited)

	Fiscal Quarter	Fiscal Quarter		Period from	Period from
	Ended	Ended		January 1, 2011 to	January 1, 2010 to
	June 17, 2011	June 18, 2010	% Change	June 17, 2011	June 18, 2010	% Change
Revenues:
Rooms	$119,841	$112,649	6.4%	$199,419	$189,564	5.2%
Food and beverage	47,459	48,525	(2.2)%	82,454	84,168	(2.0)%
Other	8,549	8,303	3.0%	14,453	14,151	2.1%

Total revenues	175,849	169,477	3.8%	296,326	287,883	2.9%

Operating Expenses:
Rooms	31,291	29,493	6.1%	55,437	52,637	5.3%
Food and beverage	31,344	31,420	(0.2)%	56,758	56,446	0.6%
Other direct departmental	4,672	4,669	0.1%	8,491	8,432	0.7%
General and administrative	14,293	14,266	0.2%	26,270	26,077	0.7%
Utilities	5,515	5,364	2.8%	10,527	10,419	1.0%
Repairs and maintenance	7,653	7,201	6.3%	14,163	13,530	4.7%
Sales and marketing	13,583	12,862	5.6%	23,646	22,080	7.1%
Base management fees	4,720	4,515	4.5%	7,853	7,581	3.6%
Incentive management fees	1,508	1,397	7.9%	1,680	1,506	11.6%
Property taxes	7,710	8,348	(7.6)%	13,762	15,791	(12.8)%
Ground rent	3,452	3,234	6.7%	6,356	6,132	3.7%
Other fixed expenses	2,330	2,320	0.4%	4,128	4,250	(2.9)%

Total operating expenses	128,071	125,089	2.4%	229,071	224,881	1.9%

Hotel EBITDA	$47,778	$44,388	7.6%	$67,255	$63,002	6.8%

Non-cash ground rent	1,654	1,514	9.2%	3,220	3,128	2.9%
Non-cash amortization of unfavorable contract liabilities	(426)	(426)	0.0%	(852)	(852)	0.0%

Hotel Adjusted EBITDA	$49,006	$45,476	7.8%	$69,623	$65,278	6.7%

(1)	The pro forma operating data includes the operating results for the Company’s 25 hotels owned as of June 17, 2011 as if they were owned since January 1, 2010 but excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort from all periods presented due to the extensive ongoing renovation.

Market Capitalization as of June 17, 2011
(in thousands, except per share data)

Enterprise Value

Common equity capitalization (at June 17, 2011 closing price of $10.01/share)	$1,688,066
Consolidated debt	1,036,094
Cash and cash equivalents	(20,918)

Total enterprise value	$2,703,242

Share Reconciliation

Common shares outstanding	167,386

Unvested restricted stock held by management and employees	1,219
Share grants under deferred compensation plan held by directors	33

Combined shares outstanding	168,638

Debt Summary as of June 17, 2011
(dollars in thousands)

	Interest		Outstanding
Property	Rate	Term	Principal	Maturity

Courtyard Manhattan / Midtown East	8.810%	Fixed	$42,476	October 2014
Salt Lake City Marriott Downtown	5.500%	Fixed	30,962	January 2015
Courtyard Manhattan / Fifth Avenue	6.480%	Fixed	51,000	June 2016
Los Angeles Airport Marriott	5.300%	Fixed	82,600	July 2015
Marriott Frenchman’s Reef	5.440%	Fixed	60,103	August 2015
Renaissance Worthington	5.400%	Fixed	55,942	July 2015
Orlando Airport Marriott	5.680%	Fixed	58,694	January 2016
Chicago Marriott Downtown	5.975%	Fixed	215,684	April 2016
Austin Renaissance Hotel	5.507%	Fixed	83,000	December 2016
Waverly Renaissance Hotel	5.503%	Fixed	97,000	December 2016
Hilton Minneapolis	5.464%	Fixed	99,859	May 2021
JW Marriott Denver Cherry Creek	6.470%	Fixed	42,321	July 2015
Debt premium (1)			1,453

Total mortgage debt			921,094

Senior Unsecured Credit Facility	LIBOR + 2.25	Variable	115,000	August 2014

Total Debt			$1,036,094

(1)	The debt premium is a purchase accounting adjustment to record the debt on the JW Marriott Denver Cherry Creek at its acquisition date fair value. The premium will be amortized over the life of the loan into interest expense.

Pro Forma Operating Statistics – Second Quarter (1)

	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	2Q 2011	2Q 2010	B/(W)	2Q 2011	2Q 2010	B/(W)	2Q 2011	2Q 2010	B/(W)	2Q 2011	2Q 2010	B/(W)

Atlanta Alpharetta	$131.89	$118.12	11.7%	69.7%	64.9%	4.8%	$91.95	$76.61	20.0%	29.41%	22.96%	645	bps
Westin Atlanta North (2)	$107.68	$102.68	4.9%	73.8%	73.5%	0.3%	$79.51	$75.47	5.4%	16.66%	17.49%	-83	bps
Atlanta Waverly	$127.94	$128.22	(0.2%)	66.4%	60.6%	5.8%	$84.96	$77.70	9.3%	22.76%	16.76%	600	bps
Renaissance Austin	$140.12	$142.09	(1.4%)	62.0%	63.9%	(1.9%)	$86.93	$90.82	(4.3%)	25.36%	31.92%	-656	bps
Bethesda Marriott Suites	$175.36	$168.63	4.0%	78.3%	76.8%	1.5%	$137.38	$129.43	6.1%	35.00%	27.99%	701	bps
Boston Westin (2)	$196.99	$202.26	(2.6%)	75.9%	72.2%	3.7%	$149.59	$145.95	2.5%	28.87%	29.59%	-72	bps
Renaissance Charleston	$190.81	$171.06	11.5%	92.7%	91.3%	1.4%	$176.81	$156.10	13.3%	42.12%	41.90%	22	bps
Hilton Garden Inn Chelsea (2)	$208.56	$188.76	10.5%	94.3%	91.6%	2.7%	$196.64	$172.99	13.7%	47.50%	43.62%	388	bps
Chicago Marriott	$212.30	$197.80	7.3%	74.8%	78.5%	(3.7%)	$158.89	$155.31	2.3%	27.58%	26.59%	99	bps
Chicago Conrad (2)	$183.19	$164.48	11.4%	90.4%	83.0%	7.4%	$165.68	$136.55	21.3%	29.32%	22.78%	654	bps
Courtyard Fifth Avenue	$273.59	$254.26	7.6%	88.7%	91.3%	(2.6%)	$242.65	$232.11	4.5%	35.00%	33.63%	137	bps
Courtyard Midtown East	$274.79	$239.91	14.5%	86.5%	92.0%	(5.5%)	$237.81	$220.72	7.7%	40.67%	37.63%	304	bps
Frenchman’s Reef (2)	$236.65	$251.22	(5.8%)	85.1%	85.6%	(0.5%)	$201.37	$215.08	(6.4%)	12.57%	31.13%	-1856	bps
Griffin Gate Marriott	$137.69	$133.75	2.9%	70.7%	70.6%	0.1%	$97.29	$94.45	3.0%	31.76%	28.80%	296	bps
JW Marriott Denver Cherry Creek (2)	$227.82	$213.66	6.6%	71.4%	71.4%	0.0%	$162.77	$152.60	6.7%	24.76%	24.98%	-22	bps
Los Angeles Airport	$102.00	$100.48	1.5%	84.6%	79.1%	5.5%	$86.34	$79.48	8.6%	18.66%	13.18%	548	bps
Hilton Minneapolis (2)	$139.44	$133.10	4.8%	73.3%	73.1%	0.2%	$102.28	$97.34	5.1%	29.44%	29.56%	-12	bps
Oak Brook Hills	$114.85	$106.17	8.2%	62.1%	59.9%	2.2%	$71.32	$63.58	12.2%	18.22%	16.06%	216	bps
Orlando Airport Marriott	$99.93	$97.14	2.9%	73.6%	69.0%	4.6%	$73.50	$66.99	9.7%	17.80%	17.72%	8	bps
Salt Lake City Marriott	$125.83	$130.64	(3.7%)	63.9%	54.8%	9.1%	$80.47	$71.57	12.4%	27.65%	26.52%	113	bps
The Lodge at Sonoma	$205.20	$192.05	6.8%	76.5%	71.2%	5.3%	$157.07	$136.80	14.8%	18.02%	14.27%	375	bps
Torrance Marriott South Bay	$105.69	$101.44	4.2%	79.0%	83.4%	(4.4%)	$83.46	$84.65	(1.4%)	25.18%	21.36%	382	bps
Vail Marriott (2)	$245.67	$223.84	9.8%	51.4%	55.4%	(4.0%)	$126.17	$124.04	1.7%	21.48%	25.23%	-375	bps
Radisson Lexington Hotel New York (2)	$196.69	$183.43	7.2%	96.9%	94.9%	2.0%	$190.65	$174.16	9.5%	36.58%	35.34%	124	bps
Renaissance Worthington	$160.33	$164.74	(2.7%)	69.4%	67.3%	2.1%	$111.26	$110.87	0.4%	28.65%	34.49%	-584	bps

Total/Weighted Average	$166.60	$161.84	2.9%	76.0%	74.7%	1.3%	$126.70	$120.89	4.8%	26.99%	27.20%	-21	bps

Comparable Total/Weighted Avg. (3)	$163.78	$157.14	4.2%	75.7%	74.2%	1.5%	$124.03	$116.60	6.4%	27.87%	26.83%	104	bps

(1)	The pro forma operating data includes the operating results for the Company’s 25 hotels owned as of June 17, 2011 as if they were owned since January 1, 2010.

(2)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar for the second quarter and includes the months of March, April, and May.

(3)	The comparable total excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort from all periods presented due to the extensive ongoing renovation.

Pro Forma Operating Statistics – Year to Date (1)

	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	YTD 2011	YTD 2010	B/(W)	YTD 2011	YTD 2010	B/(W)	YTD 2011	YTD 2010	B/(W)	YTD 2011	YTD 2010	B/(W)

Atlanta Alpharetta	$134.19	$119.44	12.3%	68.4%	66.8%	1.6%	$91.77	$79.75	15.1%	31.50%	25.53%	597	bps
Westin Atlanta North (2)	$108.56	$102.42	6.0%	70.0%	71.1%	(1.1%)	$75.95	$72.79	4.3%	15.49%	15.94%	-45	bps
Atlanta Waverly	$130.69	$129.43	1.0%	67.0%	65.2%	1.8%	$87.55	$84.36	3.8%	23.36%	21.33%	203	bps
Renaissance Austin	$144.45	$143.70	0.5%	66.7%	63.8%	2.9%	$96.39	$91.72	5.1%	30.92%	31.22%	-30	bps
Bethesda Marriott Suites	$175.60	$166.99	5.2%	66.5%	66.9%	(0.4%)	$116.80	$111.80	4.5%	29.05%	25.38%	367	bps
Boston Westin (2)	$185.47	$187.61	(1.1%)	64.7%	63.2%	1.5%	$120.00	$118.63	1.2%	19.03%	22.42%	-339	bps
Renaissance Charleston	$176.19	$158.79	11.0%	84.1%	82.3%	1.8%	$148.26	$130.76	13.4%	35.45%	34.60%	85	bps
Hilton Garden Inn Chelsea (2)	$187.66	$174.35	7.6%	90.1%	87.8%	2.3%	$169.09	$153.15	10.4%	40.97%	38.29%	268	bps
Chicago Marriott	$189.57	$177.18	7.0%	62.9%	65.2%	(2.3%)	$119.19	$115.53	3.2%	17.75%	15.54%	221	bps
Chicago Conrad (2)	$170.74	$158.74	7.6%	78.8%	70.6%	8.2%	$134.60	$112.12	20.0%	18.55%	11.84%	671	bps
Courtyard Fifth Avenue	$243.45	$230.28	5.7%	83.7%	86.8%	(3.1%)	$203.69	$199.92	1.9%	24.47%	24.59%	-12	bps
Courtyard Midtown East	$241.91	$214.31	12.9%	80.5%	84.6%	(4.1%)	$194.68	$181.35	7.4%	29.67%	28.08%	159	bps
Frenchman’s Reef (2)	$253.11	$267.55	(5.4%)	82.1%	84.4%	(2.3%)	$207.72	$225.70	(8.0%)	20.04%	34.32%	-1428	bps
Griffin Gate Marriott	$128.31	$122.07	5.1%	57.4%	60.0%	(2.6%)	$73.60	$73.20	0.5%	21.62%	18.83%	279	bps
JW Marriott Denver Cherry Creek (2)	$224.86	$207.38	8.4%	67.8%	70.7%	(2.9%)	$152.39	$146.63	3.9%	22.51%	22.84%	-33	bps
Los Angeles Airport	$105.19	$103.54	1.6%	84.0%	81.0%	3.0%	$88.36	$83.89	5.3%	18.48%	16.55%	193	bps
Hilton Minneapolis (2)	$130.59	$123.29	5.9%	68.1%	68.4%	(0.3%)	$88.97	$84.29	5.6%	24.83%	23.68%	115	bps
Oak Brook Hills	$111.74	$105.28	6.1%	49.4%	48.2%	1.2%	$55.18	$50.74	8.8%	3.08%	4.98%	-190	bps
Orlando Airport Marriott	$104.61	$102.29	2.3%	81.5%	74.8%	6.7%	$85.23	$76.51	11.4%	26.98%	23.37%	361	bps
Salt Lake City Marriott	$126.18	$134.25	(6.0%)	60.8%	54.1%	6.7%	$76.75	$72.68	5.6%	25.50%	28.01%	-251	bps
The Lodge at Sonoma	$189.95	$176.23	7.8%	64.7%	59.2%	5.5%	$122.93	$104.39	17.8%	5.93%	3.87%	206	bps
Torrance Marriott South Bay	$105.87	$100.32	5.5%	78.4%	82.5%	(4.1%)	$83.01	$82.81	0.2%	23.11%	19.87%	324	bps
Vail Marriott (2)	$278.73	$262.31	6.3%	62.7%	65.8%	(3.1%)	$174.76	$172.64	1.2%	34.19%	36.86%	-267	bps
Radisson Lexington Hotel New York (2)	$170.71	$161.79	5.5%	94.0%	92.6%	1.4%	$160.45	$149.86	7.1%	27.97%	27.10%	87	bps
Renaissance Worthington	$166.72	$159.72	4.4%	71.8%	71.8%	0.0%	$119.78	$114.65	4.5%	34.51%	34.33%	18	bps

Total/Weighted Average	$158.35	$153.51	3.2%	71.7%	71.0%	0.7%	$113.46	$108.97	4.1%	23.27%	23.65%	-38	bps

Comparable Total/Weighted Avg. (3)	$154.56	$148.09	4.4%	71.3%	70.5%	0.8%	$110.19	$104.33	5.6%	23.50%	22.68%	82	bps

(1)	The pro forma operating data includes the operating results for the Company’s 25 hotels owned as of June 17, 2011 as if they were owned since January 1, 2010

(2)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar and includes the months of January through May.

(3)	The comparable total excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort from all periods presented due to the extensive ongoing renovation.

Pro Forma Hotel Adjusted EBITDA Reconciliation

	Second Quarter 2011 (1)
					Plus:	Equals:
			Plus:	Plus:	Non-Cash	Hotel Adjusted
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (2)	EBITDA

Atlanta Alpharetta	$3,570	$762	$288	$—	$—	$1,050
Westin Atlanta North (3)	$4,220	$288	$415	$—	$—	$703
Atlanta Waverly	$6,581	$(833)	$1,080	$1,251	$—	$1,498
Renaissance Austin	$6,314	$(426)	$952	$1,075	$—	$1,601
Bethesda Marriott Suites	$4,271	$(434)	$483	$—	$1,446	$1,495
Boston Westin (3)	$18,731	$2,428	$2,863	$—	$117	$5,408
Renaissance Charleston	$3,001	$961	$332	$—	$(29)	$1,264
Hilton Garden Inn Chelsea (3)	$3,158	$1,076	$424	$—	$—	$1,500
Chicago Marriott	$23,699	$893	$2,949	$3,059	$(365)	$6,536
Chicago Conrad (3) (5)	$6,133	$662	$1,136	$—	$—	$1,798
Courtyard Fifth Avenue	$3,863	$67	$439	$798	$48	$1,352
Courtyard Midtown East	$6,462	$1,189	$530	$909	$—	$2,628
Frenchman’s Reef (3)	$10,771	$(329)	$978	$705	$—	$1,354
Griffin Gate Marriott	$6,442	$1,284	$763	$—	$(1)	$2,046
JW Marriott Denver Cherry Creek (3)	$4,676	$165	$420	$573	$—	$1,158
Los Angeles Airport	$12,349	$(247)	$1,516	$1,035	$—	$2,304
Minneapolis Hilton (3)	$12,450	$1,104	$1,694	$983	$(116)	$3,665
Oak Brook Hills	$5,577	$156	$735	$—	$125	$1,016
Orlando Airport Marriott	$4,394	$(755)	$754	$783	$—	$782
Salt Lake City Marriott	$5,056	$366	$628	$404	$—	$1,398
The Lodge at Sonoma	$3,996	$398	$322	$—	$—	$720
Torrance Marriott South Bay	$5,004	$523	$737	$—	$—	$1,260
Vail Marriott (3)	$5,246	$620	$507	$—	$—	$1,127
Radisson Lexington Hotel New York (3)	$13,189	$2,470	$2,355	$—	$—	$4,825
Renaissance Worthington	$7,467	$797	$625	$714	$3	$2,139

Total	$186,620	$13,185	$23,925	$12,289	$1,228	$50,360

Comparable Total (4)	$175,849	$13,514	$22,947	$11,584	$1,228	$49,006

(1)	The pro forma operating data includes the operating results for the Company’s 25 hotels owned as of June 17, 2011 as if they were owned since January 1, 2010.

(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of favorable lease assets, and the non-cash amortization of unfavorable contract liabilities.

(3)	The hotel reports results on a monthly basis. The amounts presented are based on the Company’s reporting calendar for the second quarter and include the months of March, April, and May.

(4)	The comparable total excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort due to the extensive ongoing renovation.

(5)	Does not include the $0.9 million accrual for the net repayment of key money

Pro Forma Hotel Adjusted EBITDA Reconciliation

	Second Quarter 2010 (1)
					Plus:	Equals:
			Plus:	Plus:	Non-Cash	Hotel Adjusted
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (2)	EBITDA

Atlanta Alpharetta	$2,979	$392	$292	$—	$—	$684
Westin Atlanta North (3)	$4,152	$300	$426	$—	$—	$726
Atlanta Waverly	$6,141	$(1,272)	$1,050	$1,251	$—	$1,029
Renaissance Austin	$6,867	$154	$965	$1,073	$—	$2,192
Bethesda Marriott Suites	$3,802	$(900)	$511	$—	$1,453	$1,064
Boston Westin (3)	$19,435	$2,744	$2,890	$—	$117	$5,751
Renaissance Charleston	$2,709	$780	$384	$—	$(29)	$1,135
Hilton Garden Inn Chelsea (3)	$2,781	$709	$504	$—	$—	$1,213
Chicago Marriott	$23,403	$383	$3,125	$3,079	$(365)	$6,222
Chicago Conrad (3)	$5,210	$82	$1,105	$—	$—	$1,187
Courtyard Fifth Avenue	$3,660	$(52)	$436	$799	$48	$1,231
Courtyard Midtown East	$6,009	$826	$520	$915	$—	$2,261
Frenchman’s Reef (3)	$15,588	$3,156	$898	$799	$—	$4,853
Griffin Gate Marriott	$6,222	$1,040	$753	$—	$(1)	$1,792
JW Marriott Denver Cherry Creek (3)	$4,431	$102	$420	$585	$—	$1,107
Los Angeles Airport	$11,103	$(885)	$1,312	$1,036	$—	$1,463
Minneapolis Hilton (3)	$11,929	$2,082	$1,707	$—	$(263)	$3,526
Oak Brook Hills	$5,423	$(2)	$748	$—	$125	$871
Orlando Airport Marriott	$4,148	$(790)	$740	$785	$—	$735
Salt Lake City Marriott	$4,823	$142	$714	$423	$—	$1,279
The Lodge at Sonoma	$3,484	$170	$327	$—	$—	$497
Torrance Marriott South Bay	$4,967	$303	$758	$—	$—	$1,061
Vail Marriott (3)	$5,573	$695	$711	$—	$—	$1,406
Radisson Lexington Hotel New York (3)	$12,091	$1,918	$2,355	$—	$—	$4,273
Renaissance Worthington	$8,135	$1,286	$793	$724	$3	$2,806

Total	$185,065	$13,363	$24,444	$11,469	$1,088	$50,329

Comparable Total (4)	$169,477	$10,207	$23,546	$10,670	$1,088	$45,476

(1)	The pro forma operating data includes the operating results for the Company’s 25 hotels owned as of June 17, 2011 as if they were owned as of January 1, 2010.

(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(3)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar for the second quarter and includes the months of March, April, and May.

(4)	The comparable total excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort due to the extensive ongoing renovation.

Pro Forma Hotel Adjusted EBITDA Reconciliation

	Year to Date 2011 (1)
					Plus:	Equals:
			Plus:	Plus:	Non-Cash	Hotel Adjusted
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (2)	EBITDA

Atlanta Alpharetta	$7,241	$1,708	$573	$—	$—	$2,281
Westin Atlanta North (3)	$6,720	$198	$843	$—	$—	$1,041
Atlanta Waverly	$14,002	$(1,384)	$2,152	$2,503	$—	$3,271
Renaissance Austin	$14,076	$294	$1,910	$2,148	$—	$4,352
Bethesda Marriott Suites	$7,354	$(1,731)	$970	$—	$2,897	$2,136
Boston Westin (3)	$24,952	$(1,256)	$5,771	$—	$234	$4,749
Renaissance Charleston	$5,052	$1,186	$663	$—	$(58)	$1,791
Hilton Garden Inn Chelsea (3)	$4,469	$985	$846	$—	$—	$1,831
Chicago Marriott	$36,106	$(5,231)	$6,262	$6,108	$(730)	$6,409
Chicago Conrad (3)(5)	$8,235	$(745)	$2,273	$—	$—	$1,528
Courtyard Fifth Avenue	$6,466	$(988)	$878	$1,597	$95	$1,582
Courtyard Midtown East	$10,660	$262	$1,062	$1,839	$—	$3,163
Frenchman’s Reef (3)	$20,406	$656	$1,931	$1,503	$—	$4,090
Griffin Gate Marriott	$9,773	$579	$1,536	$—	$(2)	$2,113
JW Marriott Denver Cherry Creek (3)	$7,302	$(342)	$840	$1,146	$—	$1,644
Los Angeles Airport	$24,605	$(350)	$2,825	$2,071	$—	$4,546
Minneapolis Hilton (3)	$18,578	$577	$3,376	$983	$(324)	$4,612
Oak Brook Hills	$8,185	$(1,475)	$1,477	$—	$250	$252
Orlando Airport Marriott	$10,408	$(269)	$1,509	$1,568	$—	$2,808
Salt Lake City Marriott	$9,828	$437	$1,256	$813	$—	$2,506
The Lodge at Sonoma	$6,598	$(260)	$651	$—	$—	$391
Torrance Marriott South Bay	$9,670	$762	$1,473	$—	$—	$2,235
Vail Marriott (3)	$11,740	$2,998	$1,016	$—	$—	$4,014
Radisson Lexington Hotel New York (3)	$18,408	$439	$4,710	$—	$—	$5,149
Renaissance Worthington	$15,898	$2,800	$1,251	$1,431	$5	$5,487

Total	$316,732	$(150)	$48,054	$23,710	$2,367	$73,713

Comparable Total (4)	$296,326	$(806)	$46,123	$22,207	$2,367	$69,623

(1)	The pro forma operating data includes the operating results for the Company’s 25 hotels owned as of June 17, 2011 as if they were owned as of January 1, 2010.

(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(3)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar and includes the months of January through May.

(4)	The comparable total excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort due to the extensive ongoing renovation.

(5)	Does not include the $0.9 million accrual for the net repayment of key money.

Pro Forma Hotel Adjusted EBITDA Reconciliation

	Year to Date 2010 (1)
					Plus:	Equals:
			Plus:	Plus:	Non-Cash	Hotel Adjusted
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (2)	EBITDA

Atlanta Alpharetta	$6,353	$1,050	$572	$—	$—	$1,622
Westin Atlanta North (3)	$6,580	$215	$834	$—	$—	$1,049
Atlanta Waverly	$13,959	$(1,629)	$2,089	$2,518	$—	$2,978
Renaissance Austin	$13,946	$285	$1,911	$2,158	$—	$4,354
Bethesda Marriott Suites	$6,790	$(2,214)	$1,020	$—	$2,917	$1,723
Boston Westin (3)	$26,366	$(98)	$5,776	$—	$234	$5,912
Renaissance Charleston	$4,613	$886	$768	$—	$(58)	$1,596
Hilton Garden Inn Chelsea (3)	$4,048	$542	$1,008	$—	$—	$1,550
Chicago Marriott	$35,479	$(6,161)	$6,198	$6,207	$(730)	$5,514
Chicago Conrad (3)	$7,043	$(1,378)	$2,212	$—	$—	$834
Courtyard Fifth Avenue	$6,341	$(1,017)	$873	$1,606	$97	$1,559
Courtyard Midtown East	$9,994	$(106)	$1,039	$1,873	$—	$2,806
Frenchman’s Reef (3)	$26,330	$8,801	$1,771	$(1,536)	$—	$9,036
Griffin Gate Marriott	$10,005	$355	$1,531	$—	$(2)	$1,884
JW Marriott Denver Cherry Creek (3)	$6,886	$(437)	$840	$1,170	$—	$1,573
Los Angeles Airport	$23,371	$(828)	$2,612	$2,084	$—	$3,868
Minneapolis Hilton (3)	$17,507	$1,169	$3,414	$—	$(438)	$4,145
Oak Brook Hills	$8,332	$(1,329)	$1,494	$—	$250	$415
Orlando Airport Marriott	$9,636	$(803)	$1,476	$1,579	$—	$2,252
Salt Lake City Marriott	$9,931	$496	$1,431	$855	$—	$2,782
The Lodge at Sonoma	$5,735	$(423)	$645	$—	$—	$222
Torrance Marriott South Bay	$9,503	$384	$1,504	$—	$—	$1,888
Vail Marriott (3)	$12,218	$3,081	$1,423	$—	$—	$4,504
Radisson Lexington Hotel New York (3)	$17,204	$(47)	$4,710	$—	$—	$4,663
Renaissance Worthington	$16,043	$2,468	$1,574	$1,460	$5	$5,507

Total	$314,213	$3,262	$48,725	$19,974	$2,275	$74,314

Comparable Total (4)	$287,883	$(5,539)	$46,954	$21,510	$2,275	$65,278

(1)	The pro forma operating data includes the operating results for the Company’s 25 hotels owned as of June 17, 2011 as if they were owned as of January 1, 2010.

(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(3)	The hotel reports results on a monthly basis. The data presented is based upon the Company’s reporting calendar and includes the months of January through May.

(4)	The comparable total excludes the Frenchman’s Reef & Morning Star Marriott Beach Resort due to the extensive ongoing renovation.